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                                                                      EXHIBIT 21

           AMERICAN AIRCARRIERS SUPPORT, INCORPORATED AND SUBSIDIARIES
                       LIST OF SUBSIDIARIES OF REGISTRANT

                            AAS ENGINE SERVICES, INC.

                         AAS LANDING GEAR SERVICES, INC.

                                 AAS AMJET, INC.